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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of L-3 Communications Holdings, Inc. and subsidiaries on Forms S-8 (File No.'s 333-59281 and 333-64389) of our report dated February 19, 1999 on our audits of
(i) the consolidated financial statements of L-3 Communications Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the nine months ended December 31, 1997, and (ii) the combined financial statements of the Predecessor Company for the three months ended March 31, 1997, and for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K. As indicated in our report, our opinion insofar as it relates to the financial statements of Communications Systems Division included in the combined financial statements of the Predecessor Company for the year ended December 31, 1996 is based solely on the report of other auditors.




                                                  /s/ PricewaterhouseCoopers LLP




New York, New York
March 25, 1999